UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☑
Filed by a Party other than the Registrant	☐
Check the appropriate box:

☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Xcorporeal, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Xcorporeal, Inc.
11150 Santa Monica Blvd., Suite 340
Los Angeles, California 90025

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 26, 2007

Dear Fellow Stockholders:

Our 2007 annual meeting of stockholders will be held at The Water Garden, 1620 26th Street, Sixth Floor, North Tower, Santa Monica, California, on Monday, November 26, 2007, beginning at 2:00 p.m. local time. At the meeting, stockholders will vote on the following matters:

1.	Election of directors to hold office until our 2008 annual meeting of stockholders or until their successors are duly elected and qualified;

2.	Ratification of our 2007 Incentive Compensation Plan; and

3.	Any other matters that properly come before the meeting.

Stockholders of record as of the close of business on November 9, 2007 are entitled to vote their shares by proxy or at the meeting or any postponement or adjournment thereof.

By order of the board of directors,

Terren S. Peizer
Executive Chairman of the Board
Los Angeles, California
November 13, 2007

Whether or not you expect to be present at the annual meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed return envelope. No postage is required if mailed in the United States. Stockholders who execute a proxy card may nevertheless attend the meeting, revoke their proxy and vote their shares in person.

TABLE OF CONTENTS

ANNUAL MEETING OF STOCKHOLDERS OF XCORPOREAL, INC.
What is the purpose of the annual meeting?
Who is entitled to vote?
Who can attend the meeting?
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
What constitutes a quorum?
How do I vote?
Can I change my vote after I return my proxy card?
What are the board’s recommendations?
What vote is required to approve each item?
Who pays for the preparation of the proxy?
How can I obtain additional copies?
Annual report and other matters
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Who are the largest owners of our stock and how much stock do our directors and executive officers own?
Section 16(a) beneficial ownership reporting compliance
PROPOSAL ONE: ELECTION OF DIRECTORS
Nominees standing for election
Recommendation of the Board
Information concerning our board of directors and our nominees to the board of directors
How are directors compensated?
How often did the board meet during 2006?
Which directors are independent?
What committees has the board established?
Audit committee
Compensation committee
Nominating committee
Annual meeting attendance
Do we have a code of ethics?
How can stockholders communicate with our board of directors?
Executive Officers
EXECUTIVE COMPENSATION
Executive Employment Agreements

i

OUTSTANDING EQUITY AWARDS AT LAST FISCAL YEAR-END
OPTIONS EXERCISED IN 2006
DIRECTOR COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Agreements relating to the sale of substantially all of the assets of CDSS Wind Down, Inc.
Related Party Transactions
PROPOSAL TWO: RATIFICATION OF 2007 INCENTIVE COMPENSATION PLAN
2007 Incentive Compensation Plan
Overview
Shares available for awards
Limitations on awards
Eligibility
Plan administrator
Stock options and stock appreciation rights
Restricted and deferred stock
Dividend equivalents
Bonus stock and awards
Other stock-based awards
Performance Awards
Acceleration of vesting; Change in control
Amendment and termination
Federal income tax consequences
Non qualified stock options
Incentive stock options
Stock awards
Stock appreciation rights
Dividend equivalents
Section 162 limitations
Vote required for increasing shares under the 2007 Incentive Compensation Plan
Recommendation of the Board
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Audit Fees
Audit related fees
Tax fees
All other fees
Audit committee’s pre-approval policies and procedures
2006 ANNUAL REPORT ON FORM 10-K

ii

AUDIT COMMITTEE REPORT
OTHER BUSINESS
STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

iii

2007 ANNUAL MEETING OF STOCKHOLDERS
OF
XCORPOREAL, INC.

PROXY STATEMENT

The enclosed proxy is solicited on behalf of Xcorporeal, Inc., a Delaware corporation (the “Company”), for use at our annual meeting of stockholders to be held on November 26, 2007, beginning at 2:00 p.m. local time, at The Water Garden, 1620 26th Street, Sixth Floor, North Tower, Santa Monica, California.

The approximate date that this proxy statement, the accompanying notice of annual meeting and the enclosed form of proxy are being mailed to stockholders is November 13, 2007. You should review this information in conjunction with our 2006 Annual Report on Form 10-KSB, which accompanies this proxy statement.

The Merger

On August 10, 2007, we entered into a merger agreement with Xcorporeal, Inc. (“pre-merger Xcorporeal"). The merger became effective on October 12, 2007. Pre-merger Xcorporeal became our wholly-owned subsidiary and changed its name to Xcorporeal Operations, Inc. We changed our name from CT Holdings Enterprises, Inc. to Xcorporeal, Inc. Information in this proxy statement for the fiscal year ended December 31, 2006 includes only our pre-merger information. Information provided for any date after October 12, 2007 reflects changes that occurred as a result of the merger.

ANNUAL MEETING OF STOCKHOLDERS OF XCORPOREAL, INC.

What is the purpose of the annual meeting?

At the annual meeting, our stockholders will vote on the election of directors, ratifying our 2007 Incentive Compensation Plan, and any other matters that properly come before the meeting. In addition, our management will report on our performance and respond to questions from our stockholders.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, November 9, 2007, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold shares in “street name” (that is, through a broker or other nominee), you will need to bring evidence of your share ownership, such as a copy of a brokerage statement, reflecting your stock ownership as of the record date and valid picture identification.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those beneficially owned.

If our shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with regard to those shares. As the stockholder of record, you have the right to grant your proxy directly to us to vote your shares on your behalf at the meeting, or the right to vote in person at the meeting. We have enclosed or sent a proxy card for you to use.

If you hold our shares in a stock brokerage account or your shares are held by a bank or other nominee, you are considered the beneficial owner of the shares held in “street name,” and these materials have been forwarded to you by your broker or nominee, which is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote, and are also invited to attend the annual meeting so long as you bring a copy of a brokerage statement reflecting your ownership as of the record date. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from your broker or nominee giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use to direct your broker or nominee how to vote these shares.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the meeting will constitute a quorum, permitting the meeting to conduct its business. As of November 9, 2007, there were 14,351,052 shares of our common stock issued and outstanding, held by approximately 3,400 stockholders of record. Proxies received, but marked as abstentions, and broker non-votes will be included in calculating the number of shares considered present at the meeting for purposes of determining a quorum, but will not be counted as votes cast “for” or “against” any given matter.

If less than a majority of outstanding shares entitled to vote are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting without further notice.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and you attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. The board recommends a vote FOR the election of each of the nominated slate of directors and FOR ratification of our 2007 Incentive Compensation Plan. See “Election of Directors” and “Ratifying 2007 Incentive Compensation Plan” below.

The board does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate board nominees. In the event that any other matter should properly come before the meeting or any nominee is not available for election, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in accordance with their best judgment.

What vote is required to approve each item?

Election of Directors. The affirmative vote of a plurality of the votes cast, either in person or by proxy, at the meeting by the holders of common stock is required for the election of directors. Broker non-votes will not be counted for purposes of the vote.

Other Items. For each other item, the affirmative vote of a majority of the votes cast, either in person or by proxy, at the annual meeting by the holders of common stock is required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum. Broker non-votes will not be counted for purposes of the vote.

Who pays for the preparation of the proxy?

We will pay the cost of preparing, assembling and mailing the notice of meeting, proxy statement and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies. We may reimburse such persons for their expenses incurred in connection with these activities.

Our principal executive offices are located at 11150 Santa Monica Boulevard, Suite 340, Los
Angeles, California 90025, and our telephone number is (310) 481-8986. A list of stockholders entitled to vote at the annual meeting will be available at our offices, during normal business hours, for a period of ten days prior to the meeting and at the meeting itself for examination by any stockholder.

How can I obtain additional copies?

If you need additional copies of this proxy statement or the enclosed proxy card, you should contact:

Xcorporeal, Inc.	or	Computershare Trust Company, N.A.
11150 Santa Monica Blvd., Suite 340		350 Indiana Street, Suite 800
Los Angeles, California 90025		Golden, Colorado 80401
Telephone: (310) 481-8986		Telephone: (303) 262-0600
Attn: Investor Relations

We will provide free of charge to those persons that make a request in writing our (i) Annual Report on Form 10-KSB, any amendments thereto and the financial statements and any financial statement schedules filed by us with the Securities and Exchange Commission, or SEC, under Section 16(a) of the Securities Exchange Act of 1934, as amended, (ii) Audit Committee Charter, and (iii) Codes of Ethics. Our annual report and other periodic reports and any amendments thereto are also available on the SEC website at http://www.sec.gov by searching the EDGAR database for our filings.

Annual report and other matters

Our 2006 Annual Report on Form 10-KSB, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about our Company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act. The information contained in the “Audit Committee Report” below shall not be deemed filed with the SEC, or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Who are the largest owners of our stock and how much stock do our directors and executive officers own?

The following table sets forth certain information regarding the shares of common stock beneficially owned as of November 9, 2007 by: (i) each person known to us to be the beneficial owner of more than 5% of our common stock, (ii) each of our directors, (iii) each executive officer named in the Summary Compensation Table set forth in the Executive Compensation section, and (iv) all such directors and officers as a group.

Name(1)	Amount and Nature of Beneficial Ownership	Percent of Class

Terren S. Peizer (2)	9,740,000	67.2%
Marc G. Cummins (3)	702,072	4.9%
Jay A. Wolf (4)	357,143	2.5%
Nicholas S. Lewin (5)	35,714	*
Daniel S. Goldberger (6)	40,000	--
Victor Gura, M.D. (7)	125,000	--
Hervé de Kergrohen, M.D	--	--
All directors and named executive officers as a group (11 persons) (8)	10,999,929	75.1%

*	Less than 1%

Notes to Beneficial Ownership Table:

(1)	Unless otherwise indicated, the address of all of the above named persons is c/o Xcorporeal, Inc., 11150 Santa Monica Blvd., Suite 340, Los Angeles, California 90025.

(2)
Includes 9,600,000 shares held of record by Consolidated National, LLC, of which Mr. Peizer is the sole managing member. Also includes 140,000 shares subject to options which are currently exercisable or exercisable within 60 days of November 9, 2007.

(3)
Includes 552,072 shares acquired via Prime Logic Capital, LLC, investment manager for CPS Opportunities I, LLC, Prime Logic, LP, GPC LXI LLC, and GPC 78, the beneficial owners of the securities. Also includes a warrant to purchase 150,000 shares of common stock held by OGT, LLC. Mr. Cummins is a managing partner of Prime Logic and OGT. He disclaims beneficial ownership of the reported securities, except to the extent of any pecuniary interest therein.

(4)
Includes 357,143 shares held of record by Trinad Capital Master Fund Ltd. (the “Master Fund”), that may be deemed to be beneficially owned by Trinad Management, LLC, the investment manager of the Master Fund and Trinad Capital LP; a controlling stockholder of the Master Fund; Trinad Advisors GP, LLC, the general partner of Trinad Capital LP; and Jay Wolf a director of the issuer and a managing director of Trinad Management, LLC and a managing director of Trinad Advisors GP, LLC. Mr. Wolf disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(5)
Includes 27,514 shares held of record by Paizon Capital, which is beneficially owned and controlled by Mr. Lewin’s immediate family members. Mr. Lewin disclaims beneficial ownership or control of these shares.

(6)	Includes 40,000 shares subject to options which are currently exercisable or exercisable within 60 days of November 9, 2007.

(7)	Includes 125,000 shares subject to options which are currently exercisable or exercisable within 60 days of November 9, 2007.

(8)	Also includes 305,000 shares subject to options which are currently exercisable or exercisable within 60 days of November 9, 2007.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date on which beneficial ownership is to be determined, upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and which are exercisable, convertible or exchangeable within such 60 day period, have been so exercised, converted or exchanged. Unless otherwise indicated above, the address of the shareholder is c/o Xcorporeal, Inc., 11150 Santa Monica Boulevard, Suite 340, Los Angeles, California 90025.

Section 16(a) beneficial ownership reporting compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and persons who beneficially own more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. These insiders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5.

Based solely upon our review of copies of such forms we have received, and other information available to us, to the best of our knowledge all required forms have been filed on a timely basis.

PROPOSAL ONE: ELECTION OF DIRECTORS

Our amended and restated bylaws, adopted upon the effectiveness of the merger, provide that the number of members on the board of directors shall be determined from time to time by resolution of the board. At present, our board of directors consists of eight members. Nominees will be elected for a one-year term expiring at the 2008 annual meeting of stockholders or until their successors are duly elected and qualified.

Nominees standing for election

The nominees for our board of directors are current directors Terren S. Peizer, Victor Gura, M.D., Marc G. Cummins, Daniel S. Goldberger, Kelly J. McCrann, and Jay A. Wolf. All of the directors’ terms expire at the annual meeting or until their successors are duly elected and qualified. The board of directors has no reason to believe that any nominee will refuse to act or be unable to accept election. However, if any of the nominees for director is unable to accept election or if any other unforeseen contingencies should arise, the board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the board.

No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director.

Recommendation of the board

The board of directors unanimously recommends that you vote “FOR” the election as directors of each of the nominees named above.

Information concerning our board of directors and our nominees to the board of directors

Our current directors and director nominees, and their ages as of November 9, 2007, are as follows:

Name	Age	Position	Since
Terren S. Peizer	48	Executive Chairman of the Board	2007
Victor Gura, M.D.	65	Chief Medical and Scientific Officer, and Director	2007
Marc G. Cummins	46	Director	2007
Daniel S. Goldberger	48	Director	2007
Hervé de Kergrohen, M.D.	48	Director	2007
Nicholas S. Lewin	29	Director	2007
Kelly J. McCrann	51	Director	2007
Jay A. Wolf	33	Director	2007

Terren S. Peizer has served as Chairman of our Board of Directors and Executive Chairman since October 2007. Mr. Peizer became the Chairman of the Board of Directors of pre-merger Xcorporeal in August 2006 and Executive Chairman in August 2007. From April 1999 to October 2003, Mr. Peizer served as Chief Executive Officer of Clearant, Inc., which he founded to develop and commercialize a universal pathogen inactivation technology. He served as Chairman of its board of directors from April 1999 to October 2004 and a Director until February 2005. From February 1997 to February 1999, Mr. Peizer served as President and Vice Chairman of Hollis-Eden Pharmaceuticals, Inc. In addition, from June 1999 through May 2003 he was a Director, and from June 1999 through December 2000 he was Chairman of the Board, of supercomputer designer and builder Cray Inc., and remains its largest beneficial stockholder. Mr. Peizer has been the largest beneficial stockholder and held various senior executive positions with several technology and biotech companies. In these capacities he has assisted the companies with assembling management teams, boards of directors and scientific advisory boards, formulating business and financial strategies, investor and public relations, and capital formation. Mr. Peizer has been a Director, Chairman of the Board and Chief Executive Officer of Hythiam, Inc., a healthcare services management company focused on delivering solutions for those suffering from alcoholism and other substance dependencies, since September 2003. Mr. Peizer has a background in venture capital, investing, mergers and acquisitions, corporate finance, and previously held senior executive positions with the investment banking firms Goldman Sachs, First Boston and Drexel Burnham Lambert. He received his B.S.E. in Finance from The Wharton School of Finance and Commerce.

Victor Gura, M.D. has served as our Chief Medical and Scientific Officer since October 2007, and has been a member of our board of directors since October 2007. He became Chief Medical and Scientific Officer of pre-merger Xcorporeal in December 2006, and became a member of the board of directors of pre-merger Xcorporeal in October, 2006. He served as Chief Scientific Officer of National Quality Care, Inc. from 2005 to November 2006. He was formerly its Chairman of the Board, President and Chief Executive Officer. Dr. Gura is board certified in internal medicine/nephrology. He has been a director and principal shareholder of Medipace Medical Group, Inc. in Los Angeles, California, since 1980. Dr. Gura has been an attending physician at Cedars-Sinai Medical Center since 1984 and the medical director of Los Angeles Community Dialysis since 1985. He also serves as a Clinical Assistant Professor at UCLA School of Medicine. He was a fellow at the nephrology departments at Tel Aviv University Medical School and USC Medical Center. Dr. Gura received his M.D. from School of Medicine, Buenos Aires University.

Marc G. Cummins has served as a Director since October 2007. He became a Director of pre-merger Xcorporeal in November 2006. He is a Managing Partner of Prime Capital, LLC, a private investment firm focused on consumer companies. Prior to founding Prime Capital, Mr. Cummins was managing partner of Catterton Partners, a private equity investor in consumer products and service companies with over $1 billion of assets under management. He has served as a director of Hythiam, Inc. since 2004. Prior to joining Catterton in 1998, Mr. Cummins spent fourteen years at Donaldson, Lufkin & Jenrette Securities Corporation where he was Managing Director of the Consumer Products and Specialty Distribution Group, and was also involved in leveraged buyouts, private equity and high yield financings. Mr. Cummins received a B.A. in Economics, magna cum laude, from Middlebury College, where he was honored as a Middlebury College Scholar and is a member of Phi Beta Kappa. He also received an M.B.A. in Finance with honors from The Wharton School at University of Pennsylvania.

Daniel S. Goldberger has served as a Director since October 2007. He served as President, Chief Operating Officer and a Director of pre-merger Xcorporeal from October 2006 to August 2007. Mr. Goldberger has recently been named as the new Chief Executive Officer of Sound Surgical Technologies, a privately held manufacturer of equipment for ultrasound assisted liposuction. Mr. Goldberger served as Chief Executive Officer of Glucon Inc., a privately held glucose monitoring business from 2004 to 2007. From 2001 to 2004, Mr. Goldberger served as President and as a Director of the Medical Group of OSI Systems, Inc. (NASDAQ: OSIS), which included the Spacelabs, Dolphin, Osteometer product lines with combined revenue approaching $250 million. Mr. Goldberger was also the co-founder of Optiscan Biomedical Corporation, where he served as Director from 1994 to 2001 and also served as its Vice President from 1994 to 1998 and then as its President from 1998 to 2001. Mr. Goldberger has over 25 years of management experience with large and small medical device companies, including Nellcor and Square One Technology. He received his B.S.M.E. from Massachusetts Institute of Technology and his M.S.M.E. from Stanford University.

Hervé de Kergrohen, M.D. has served as a Director since October 2007. He became a Director of pre-merger Xcorporeal in November 2006. Since August 2002, he has been a Partner with CDC Enterprises Innovation in Paris, a European venture capital firm, and since January 2001 has been Chairman of BioData, an international healthcare conference in Geneva. He sits on several boards with U.S. and European private health care companies, including Kuros BioSurgery and Bioring SA in Switzerland since January 2003, Praxim SA, Biomethode, and Hythiam, Inc. since September 2003, and Clearant, Inc. since December 2001. From February 1999 to December 2001 he was Head Analyst for Darier Hentsch & Co., then the third largest Geneva private bank and manager of its CHF 700 million health care fund. From February 1997 to February 1998 he was the Head Strategist for the international health care sector with UBS AGin Zurich. Dr. de Kergrohen started his involvement with financial institutions in 1995 with Bellevue Asset Management in Zug, Switzerland, the fund manager of BB Biotech and BB Medtech, where he covered the healthcare services sector. He was previously Marketing Director with large U.S. pharmaceutical companies such as Sandoz USA and G.D. Searle, specialized in managed care. Dr. de Kergrohen received his M.D. from Université Louis Pasteur, Strasbourg, and holds an M.B.A. from Insead, Fontainebleau.

Nicholas S. Lewin has served as a Director since October 2007. He became a Director of pre-merger Xcorporeal in February 2007. He has been a private investor since 2000 operating in both the public and private markets. Mr. Lewin has invested across many industries, and throughout the capital structure. He invests in special situations and in companies with innovative technologies and strong intellectual property. Generally, these are activist situations working with management. Representative industries include biotechnology, healthcare, telecom and media. Mr. Lewin sits on the boards of directors of VirnetX and Duramedic. He holds a BA from Johns Hopkins University.

Kelly J. McCrann has served as a Director since October 2007. He was appointed as a Director of pre-merger Xcorporeal in August, 2007. Mr. McCrann is a senior healthcare executive with extensive experience in board governance, strategic leadership, profit and loss management and strategic transactions. He was most recently Senior Vice President of DaVita, Inc., where he was responsible for all home based renal replacement therapies for the United States’ second largest kidney dialysis provider. Prior to that, Mr. McCrann was the Chief Executive Officer and President of PacificCare Dental and Vision, Inc. Mr. McCrann has held positions of increasing responsibility at Professional Dental Associates, Inc., Coram Healthcare Corporation, HMSS, Inc. and American Medical International. He is a graduate of the Harvard Business School and began his career as a consultant for KPMG and McKinsey & Company.

Jay A. Wolf has served as a Director since October 2007. He became a Director of pre-merger Xcorporeal in November 2006. He has over a decade of investment and operations experience in a broad range of industries. His investment experience includes: senior and subordinated debt, private equity (including leveraged transactions), mergers & acquisitions and public equity investments. Since 2003, Mr. Wolf has served as a Managing Director of Trinad Capital. From 1999 to 2003, he served as the Executive Vice President of Corporate Development for Wolf Group Integrated Communications Ltd. where he was responsible for the company’s acquisition program. From 1996 to 1999, Mr. Wolf worked at Canadian Corporate Funding, Ltd., a Toronto-based merchant bank in the senior debt department and subsequently for Trillium Growth, the firm’s venture capital Fund. He sits on the boards of Shells Seafood Restaurants, Prolink Holdings Corporation, Optio Software, Inc. and Starvox Communications, Inc. Mr. Wolf received a Bachelor of Arts from Dalhousie University.

How are directors compensated?

Compensation. Each of our directors has been granted warrants or options to purchase shares of our common stock. Our directors do not receive cash compensation for their services as directors. All members of the board of directors receive reimbursement for actual travel-related expenses incurred in connection with their attendance at meetings of the board or committees.

Options. Directors are eligible to receive options under our 2007 Incentive Compensation Plan.

How often did the board meet during 2006?

During the fiscal year 2006, there were two (2) formal meetings of the board of directors. All directors attended 75% or more of the aggregate of meetings of the board of directors and their committees held during their respective terms.

Which directors are independent?

After review of all of the relevant transactions or relationships of each director and his family members, our board of directors has determined that Messrs. Cummins, McCrann and Wolf are independent as defined by the applicable AMEX rules. There are no family relationships among any of our directors, executive officers or key employees.

What committees has the board established?

As of the effective date of the merger, the board of directors established an audit committee, compensation committee, and nominating committee. The board also adopted written corporate governance guidelines for the board and a written committee charter for each of the board’s committees, describing the authority and responsibilities delegated to each committee by the board of directors. A copy of our audit committee charter, compensation committee charter and nominating committee charter can be found on our website at http://www.xcorporeal.com.

Audit committee

Prior to their resignation upon effectiveness of the merger, the audit committee consisted of Chris A. Economou and Mark Rogers. The audit committee held four meetings during 2006.

As of effectiveness of the merger, the audit committee consists of three directors, Jay A. Wolf, Marc G. Cummins and Nicholas S. Lewin. The board of directors has determined that each of the members is independent as defined by the applicable AMEX rules, meet the applicable requirements for audit committee members, including Rule 10A-3(b) under the Securities and Exchange Act of 1934, as amended, and, that Mr. Wolf qualifies as an audit committee financial expert as defined by Item 401(h)(2) of Regulation S-K. The duties and responsibilities of the audit committee include (i) selecting, evaluating and, if appropriate, replacing our independent registered accounting firm, (ii) reviewing the plan and scope of audits, (iii)  reviewing our significant accounting policies, any significant deficiencies in the design or operation of internal controls or material weakness therein and any significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation and (iv) overseeing related auditing matters.

Compensation committee

Prior to the effectiveness of the merger, we did not have a compensation committee, but the entire the board reviewed the compensation and employee benefits of our officers.

As of effectiveness of the merger, the compensation committee consists of two directors who are independent as defined by the applicable AMEX rules. The committee consists of Kelly J. McCrann and Nicholas S. Lewin. The compensation committee reviews and recommends to the board of directors for approval the compensation of our executive officers.

Nominating committee

Prior to the effectiveness of the merger, we did not have a nominating committee, as nominations were made by the independent members of the board as a whole.

As of effectiveness of the merger, the nominating committee consists of two directors. The committee consists of Marc G. Cummins and Kelly J. McCrann. The committee nominates new directors and oversees corporate governance matters.

The nominating committee will consider director candidates that are suggested by members of the board, as well as by management and stockholders. The committee may also retain a third-party executive search firm to identify candidates. The process for identifying and evaluating nominees for director involves reviewing potentially eligible candidates, conducting background and reference checks, interviewing the candidate and others (as schedules permit), meeting to consider and approve the candidate and, as appropriate, preparing and presenting to the full board an analysis with regard to particular recommended candidates. The nominating committee considers a potential candidate’s experience, areas of expertise, and other factors relative to the overall composition of the board. The committee endeavors to identify director nominees who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and, together with other director nominees and members, are expected to serve the long term interest of our stockholders and contribute to our overall corporate goals.

Annual meeting attendance

We did not hold an annual meeting of stockholders in 2006. Upon effectiveness of the merger, we adopted a policy for attendance by the board of directors at our annual stockholder meetings which encourages directors, if practicable and time permitting, to attend our annual stockholder meetings.

Do we have a code of ethics?

Upon effectiveness of the merger, we adopted a Code of Ethics that applies to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, and others performing similar functions. A copy of our Code of Ethics can be found on our website at http://www.xcorporeal.com.

How can stockholders communicate with our board of directors?

Our board of directors believes that it is important for our stockholders to have a process to send communications to the board. Accordingly, stockholders desiring to send a communication to the board or a specific director may do so by sending a letter addressed to the board of directors or any individual director at the address listed in this proxy statement. All such letters must identify the author as a stockholder. Our corporate secretary will open the communications, make copies and circulate them to the appropriate director or directors.

Executive officers

Our executive officers are elected annually by the board of directors and serve at the discretion of the board of directors. There are no family relationships among any of our directors, executive officers or key employees. We consider Terren S. Peizer, Winson W. Tang, and Robert Weinstein to be our executive officers.

The following sets forth certain information with respect to our executive officers (other than director information which was disclosed under “Information Concerning our Board of Directors and Nominees to the Board of Directors” above):

Name	Age	Position
Winson W. Tang	50	Chief Operating Officer
Robert Weinstein	47	Chief Financial Officer and Secretary

Winson W. Tang was appointed our Chief Operating Officer in October 2007. He was appointed as Chief Operating Officer of pre-merger Xcorporeal in August, 2007. Dr. Tang is an executive with over 20 years of experience in academic medicine, biomedical research and the biopharmaceutical industry. Dr. Tang has held drug development positions of increasing responsibility at Amgen, Vertex, Tularik, and Isis Pharmaceuticals. During his biopharmaceutical career, he has successfully filed for Investigation New Drug Applications and Clinical Trial Applications, two Biologic License Applications, in-licenses a preclinical drug candidate that is now marketed (Sensipar®) and commercialized two drugs (Infergen® and Aranesp®). Both Infergen® and Aranesp® are important therapies for patients with end stage renal disease. He was most recently the Director of Research for the Pacific Capital Group, a private equity group where he managed the biotech investment portfolio. Dr. Tang is a Diplomate of American Board of Internal Medicine and a fellow of the American College of Physicians. He has published more than 30 original research articles and book chapters. Dr. Tang is a graduate of The Albert Einstein College of Medicine and completed a Residency in Internal Medicine at the University of Southern California, a Clinical Fellowship in Nephrology at the University of California San Diego and a Research Fellowship in Immunology at The Scripps Research Institute.

Robert Weinstein was appointed our Chief Financial Officer in October 2007. He was appointed as Chief Financial Officer of pre-merger Xcorporeal in August 2007. Prior to joining us, Mr. Weinstein served as Vice President, Director of Quality Control & Compliance of Citi Private Equity Services (formerly BISYS Private Equity Services) New York, NY, a worldwide private equity fund administrator and accounting service provider. In 2005, Mr. Weinstein was the Founder, Finance & Accounting Consultant for EB Associates, LLC, Irvington, NY, an entrepreneurial service organization. From December 2002 to November 2004, Mr. Weinstein served as the Chief Financial Officer for Able Laboratories, Inc., which filed Chapter 11 bankruptcy in July 2005. In 2002, he served as Acting Chief Financial Officer of Eutotech, Ltd., Fairfax, VA, a distressed, publicly traded early-stage technology transfer and development company. Mr. Weinstein received his M.B.A., Finance & International Business from the University of Chicago, Graduate School of Business, and a B.S. in Accounting from the State University of New York at Albany. Mr. Weinstein is a Certified Public Accountant (inactive) in the State of New York.

EXECUTIVE COMPENSATION

The following table sets forth the cash and non-cash compensation for our named executive officers during the 2006 fiscal year.

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Steven B. Solomon, Chief Executive Officer	2006 2005	$ 0 $ 0	$ 0 $ 0	$ 0 $ 0	$ 0 $ 0	$ 0 $ 0	$0 $0
Richard Connelly, Chief Financial Officer	2006 2005	$ 0 $ 0	$ 0 $ 0	$ 0 $ 0	$ 0 $ 0	$ 0 $ 0	$0 $0

Note to Summary Compensation Table:

(1)	No awards were granted to any named executive officer during year ended December 31, 2006.

Executive employment agreements

There were no employment agreements in effect during the years ended December 31, 2006 and 2005.

Executive Chairman

On August 10, 2007, Terren S. Peizer entered into an Executive Chairman Agreement with pre-merger Xcorporeal for an initial term of three years with automatic one-year renewals, which Executive Chairman Agreement has been assumed by us. His base compensation is $450,000 per annum as of July 1, 2007, with a signing bonus of $225,000. Mr. Peizer will be entitled to receive an annual bonus at the discretion of the Board based on performance goals and targeted at 100% of his base compensation. He is also eligible to participate in any equity incentive plans adopted by us. In the event Mr. Peizer’s position is terminated without good cause or he resigns for good reason, we will be obligated to pay Mr. Peizer in a lump sum an amount equal to three years’ base compensation bonus plus 100% of the targeted bonus.

Chief Financial Officer

On August 10, 2007, Robert Weinstein entered into an Employment Agreement with pre-merger Xcorporeal with an initial term of three years, with automatic one year renewals, which Employment Agreement has been assumed by us. His base salary is $275,000 per annum. Mr. Weinstein will be entitled to receive an annual bonus at the discretion of the Board based on performance goals and targeted at 50% of his annual salary. In addition to any perquisites and other fringe benefits provided to other executives, Mr. Weinstein received options to purchase 300,000 shares of common stock under the pre-merger Xcorporeal 2006 Incentive Compensation Plan at an exercise price of $7.00 per share and vesting at a rate of 25% per year, which options have been assumed under our 2007 Incentive Compensation Plan. In the event Mr. Weinstein is terminated by us without good cause or he resigns for good reason, as such terms are defined in the Employment Agreement, we will be obligated to pay Mr. Weinstein in a lump sum an amount equal to 12 months salary and benefits.

Chief Medical and Scientific Officer

On November 30, 2006, Victor Gura, M.D. entered into an Employment Agreement with pre-merger Xcorporeal for a term of four years, which Employment Agreement has been assumed by us. In October 2007, Dr. Gura became our Chief Medical and Scientific Officer, which position he has held with pre-merger Xcorporeal since December 2006. Dr. Gura has been a member of our board of directors since October 2007, and was appointed as a member of the board of directors of pre-merger Xcorporeal in October 2006. His initial annual base salary is $420,000. Dr. Gura is eligible to receive discretionary bonuses on an annual basis targeted at 50% of his annual salary. Additionally, Dr. Gura was granted 500,000 stock options at an exercise price of $5 per share under the pre-merger Xcorporeal 2006 Incentive Compensation Plan. These options, which were assumed under our 2007 Incentive Compensation Plan, will vest 20% on each of the first, second, third, fourth and fifth anniversaries of the original grant date and expire November 14, 2011. He will also be granted options to purchase an additional 500,000 shares of our common stock upon FDA approval of our first product. Dr. Gura is eligible to receive reimbursement of reasonable and customary relocation expenses as well as health, medical, dental insurance coverage and insurance for accidental death and disability. In the event he is terminated by us without good cause or if he resigns for good reason, as such terms as are defined in the Employment Agreement, we will be obligated to pay Dr. Gura in a lump sum an amount equal to two year’s salary plus 200% of the targeted bonus. In addition all stock options granted to Dr. Gura will vest immediately.

Dr. Gura’s agreement provides for medical insurance and disability benefits, severance pay if his employment is terminated by us without cause or due to change in our control before the expiration of the agreement, and allows for bonus compensation and stock option grants as determined by our Board of Directors. The agreement also contains a restrictive covenant preventing competition with us and the use of confidential business information, except in connection with the performance of his duties for us, for a period of two years following the termination of his employment with us.

Confidentiality agreements

Each employee is required to enter into a confidentiality agreement. These agreements provide that for so long as the employee works for us, and after the employee’s termination for any reason, the employee may not disclose in any way any of our proprietary confidential information.

Limitation on liability and indemnification matters

Our certificate of incorporation and amended and restated bylaws limit the liability of directors and executive officers to the maximum extent permitted by Delaware law. The limitation on our directors’ and executive officers’ liability may not apply to liabilities arising under the federal securities laws. Our certificate of incorporation and amended and restated bylaws provide that we shall indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors and executive officers pursuant to our certificate of incorporation and amended and restated bylaws, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

OUTSTANDING EQUITY AWARDS AT LAST FISCAL YEAR-END

The following table sets forth all outstanding equity awards held by our named executive officers as of December 31, 2006.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Steven B. Solomon	507,143 (2)(3)	0	Par Value of $0.01 per share	(2)
Steven B. Solomon	28,572 (3)	0	$14.00	April 30, 2011

Note to Grants of Plan-based Awards Table:

(1)	The number of shares has been adjusted for the effect of a 1 for 70 reverse stock split approved at a special meeting of shareholders on February 14, 2007.

(2)
Mr. Solomon is a 50% owner of CITN Investment Inc. ("CII") which loaned money to us pursuant to an amended convertible note. In connection with the settlement of the note, CII obtained an option to purchase at par value, 1,014,286 shares of our common stock (50% or 507,143 beneficially owned by Mr. Solomon). The option expires the earlier of May 22, 2011 or 60 days after a reverse stock split is effective. The stock split was made effective February 28, 2007 on the OTCBB. At December 31, 2006 we did not have sufficient shares of authorized common stock to issue to the option holder should the option have been exercised. On February 14, 2007 the shareholders approved a 1 for 70 reverse stock split which would provide for sufficient authorized shares to be issued should the option be exercised. The option was exercised on March 3, 2007 and otherwise would have expired on April 28, 2007, 60 days after the effectiveness of the reverse stock split.

(3)	All unexercised options were cancelled upon effectiveness of the merger in October 2007.

OPTIONS EXERCISED IN 2006

No options were granted or exercised during the year ended December 31, 2006. All options held by the named executives were fully vested at January 1, 2006, the beginning of our fiscal year. We did not have a defined benefit pension plan or a defined contribution plan and the named executive officers received no benefits under any retirement plan during the year ended December 31, 2006. We also had no deferred compensation plans during the year ended December 31, 2006. Upon effectiveness of the merger, all outstanding options were cancelled.

DIRECTOR COMPENSATION

The following table provides information regarding compensation that was paid to the individuals who served as directors during the year ended December 31, 2006. Except as set forth in the table, during 2006, directors did not earn nor receive cash compensation or compensation in the form of stock awards, option awards or any other form.

DIRECTOR COMPENSATION
	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Steven B. Solomon	0	-	0	-	-	-	$0
Chris A. Economou	0	-	0	-	-	-	$0
Mark Rogers	0	-	0	-	-	-	$0
Dr. Axel Sawallich	0	-	0	-	-	-	$0

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a description of the material terms of the agreements and arrangements involving us and our subsidiaries.

Agreements Relating to the Sale of Substantially All of the Assets of CDSS Wind Down Inc.

In connection with the sale of substantially all of the assets of CDSS Wind Down Inc. (formerly known as Citadel Security Software, Inc.) (“CDSS”), we entered into an Agreement dated as of December 4, 2006 (the “Agreement”) with CDSS. Pursuant to the Agreement with CDSS:

(1) we and CDSS canceled and terminated the Tax Disaffiliation Agreement dated as of May 17, 2002, and Transition Services Agreement dated as of May 17, 2002 between us and CDSS;

(2) each party released the other from all outstanding liabilities to each other;

(3) CDSS assigned to us causes of action and rights of CDSS related to claims against CDSS’s insurance carrier related to prior litigation;

(4) we waived any and all rights in and to any of the assets transferred by CDSS pursuant to the asset purchase agreement; and

(5) we waived any prohibition or restriction to the transactions contemplated by the asset purchase agreement set forth in the Agreement and Plan of Distribution dated as of May 17, 2002 between us and CDSS or otherwise.

In connection with the merger, Steven B. Solomon indemnified us against claims arising out of the manner in which we reported our distribution to our shareholders of all of the stock of Citadel Security Software, Inc. that was owned by us as of the date of such distribution for tax purposes, including, without limitation, damages from any claims brought by our stockholders relating to the foregoing.

Related Party Transactions

During 2006, Steven B. Solomon, our former Chief Executive Officer and Chairman of the Board, and a former director of ours, paid approximately $46,000 of operating expenses on our behalf for which we recorded a non-interest bearing advance payable of $46,000.

During 2005, Steven B. Solomon advanced us $38,800 and in December 2005, this amount plus a $5,000 note due to Mr. Solomon were converted to a note payable to CITN Investment, Inc., further discussed below. At December 31, 2005, we had a convertible note payable due to a related party, CITN Investment, Inc., a Texas corporation (“CII”) and an affiliate of Steven B. Solomon. The convertible note was first issued on May 24, 2004, when we entered into a Loan and Security Agreement (the “Loan Agreement”) with CII. The Loan Agreement provided for advances by CII to us of up to $600,000, such advances to be made in the sole discretion of CII. In the event the entire $600,000 was advanced to us, the loans would be convertible, at the option of CII, into 1,014,286 shares of our common stock and a pro rata amount of such number of shares in the event less than the $600,000 was advanced to us. All advances under the Loan Agreement were secured by a pledge of all our assets. On May 24, 2004, we were advanced $200,000 by CII pursuant to the Loan Agreement and evidenced by a Secured Convertible Promissory Note (the “Note”). The Note was amended in December 2005 and settled in May 2006 as discussed below.

In December 2005, we and CII entered into an Amended and Restated Secured Convertible Promissory Note (the “Amended Note”). Pursuant to the Amended Note, the principal was increased to $271,148 resulting from the combination of the principal and accrued interest from the original note with CII and additional advances of $43,800 plus accrued interest of $1,222 through the issue date of the Amended Note. The Amended Note was convertible into 240 million pre 1 for 70 reverse split shares, and if the Amended Note was repaid by us, CII had an option to purchase up to 71 million pre 1 for 70 reverse split shares of our common stock at an exercise price equal to the-then par value per shares ($0.01 per share). The note accrued interest at 8% per annum and was due the earlier of May 24, 2006 or on demand by CII. This Amended Note was secured by a pledge of all of our assets. The accrued interest on the Amended Note at December 31, 2005 was $772.

On May 22, 2006 we and CII entered into a settlement of the Amended Note, pursuant to which CII agreed to release us from indebtedness and accrued interest under the Amended Note of $271,148 plus accrued interest of $9,211 through May 22, 2006, in exchange for the delivery to CII of the shares of Parago and River Logic owned by us.

We recorded a debt forgiveness gain related to this transaction in the amount of $280,359 in the second quarter of 2006. CII retained its option to purchase 51% of our common stock, 1,014,286 shares, at an exercise price equal to the-then par value per shares ($0.01 per share). The CII option to acquire 1,014,286 shares of common stock was exercised on March 2, 2007 and otherwise would have expired on April 28, 2007, sixty (60) days following the effectiveness of the 1 for 70 reverse stock split.

Pursuant to the terms of the transition services agreement with CDSS until its termination in December 2006, we agreed to pay CDSS $10,000 per quarter (reduced in July 2005 to $7,500 per month) for the services of its Chief Executive Officer, Chief Financial Officer and accounting and information management staff, as well as office rent and indirect overhead expenses. We had a liability recorded of $650,000 for amounts payable to CDSS under this agreement at December 31, 2005. No amount was owed at December 31, 2006 because all amounts owed under the transition services agreement were released on December 4, 2006 pursuant to the Agreement discussed above.

We have an accrued liability to a law firm in which an attorney who is a partner and who was a former employee of ours and is a relative of Steven B. Solomon of approximately $97,000 and $100,000 at December 31, 2006 and 2005, respectively.

CII is owned 50% by Steven B. Solomon, and 50% by Lawrence Lacerte, a shareholder and former director of ours. At December 31, 2006, Mr. Solomon beneficially owned 783,114 shares of our common stock including, an unexercised stock option for 28,572 shares of common stock, which was cancelled subsequent to December 31, 2006. 85,714 unissued shares of common stock from a prior exercise of an option, and as a result of his stock ownership in CII, Mr. Solomon was deemed the beneficial owner of 507,143 shares of common stock underlying an option owned by CII, more than 50% of our common stock outstanding on that date, giving him the potential to control us through the voting power over a majority of the shares of our outstanding common stock. Due to an insufficient number of authorized shares at December 31, 2006 (discussed below), approximately 621,430 shares were not issuable to Mr. Solomon. Following the 1 for 70 reverse stock split in February 2007, Mr. Solomon was issued 85,714 the unissued shares of common stock from his prior exercise of an option, and CII exercised its option to acquire 1,014,286 shares. Subsequent to December 31, 2006, CII distributed 607,143 shares to Mr. Solomon and 407,143 shares to Mr. Lacerte.

On March 2, 2007, Mr. Solomon acquired 250,000 shares of common stock for providing up to $100,000 of cash for working capital purposes. On March 9, 2007, in recognition of their service to us, Mr. Economou, a director, was awarded 40,000 shares of common stock, Mr. Rogers, a director, was awarded 40,000 shares of common stock, Mr. Sawallich, a director, was awarded 20,000 shares of common stock, and Mr. Connelly, former Chief Financial Officer, was awarded 10,000 shares of common stock. In August 2007, we issued 500,000 shares of common stock to Mr. Solomon in connection with his services to us and further advances of funds.

The above share numbers do not reflect the 1 for 8.27 reverse stock split which took place immediately prior to the effectiveness of the merger.

PROPOSAL TWO: RATIFYING 2007 INCENTIVE COMPENSATION PLAN

2007 Incentive Compensation Plan

Under the merger agreement, all options and warrants to purchase common stock granted under pre-merger Xcorporeal’s 2006 Incentive Compensation Plan were assumed by us. Options to purchase 3,880,000 shares of common stock had been granted under pre-merger Xcorporeal’s 2006 Incentive Compensation Plan, and were assumed by us as part of the merger. Any options or warrants of ours outstanding prior to the merger were cancelled upon effectiveness of the merger.

In addition, our 2007 Incentive Compensation Plan was approved by our board and a majority of our shareholders at the same time and in the same manner that the merger agreement was approved. There are 3,900,000 shares of common stock reserved for issuance under our 2007 Incentive Compensation Plan, in addition to the options to purchase 3,880,000 shares of common stock assumed by us in the merger. A description of our 2007 Incentive Compensation Plan is set forth below.

Overview

The terms of the plan provide for grants of stock options, stock appreciation rights, restricted stock, deferred stock, bonus stock, dividend equivalents, other stock-related awards and performance awards that may be settled in cash, stock or other property.

Purpose of Plan

The purpose of the plan is to attract and retain the services of key management, employees, outside directors and consultants, and to align long-term pay-for-performance incentive compensation with shareholders’ interests. An equity compensation plan aligns employees’ interests with those of our shareholders, because an increase in stock price after the date of award results in increased value, thus rewarding employees for improved stock price performance. Stock option grants under the plan may be intended to qualify as incentive stock options under Section 422 of the Tax Code, may be non-qualified stock options governed by Section 83 of the Tax Code, restricted stock units, or other forms of equity compensation. Subject to earlier termination by our board of directors, the plan will remain in effect until all awards have been satisfied or terminated under the terms of the plan. A copy of the 2007 Incentive Compensation Plan is attached to this Proxy Statement.

We believe that a broad-based incentive compensation plan is a valuable employee incentive and retention tool that benefits all of our shareholders, and that the plan is necessary in order to provide appropriate incentives for achievement of company performance objectives and to continue to attract and retain the most qualified employees, directors and consultants in light of our ongoing growth and expansion. Without sufficient equity incentives available for grant, we may be forced to consider cash replacement alternatives to provide a market-competitive total compensation package necessary to attract, retain and motivate the employee talent important to the future success of the company. These cash replacement alternatives would then reduce the cash available for operations.

While we believe that employee equity ownership is a significant contributing factor in achieving superior corporate performance, we recognize that increasing the number of available shares under our option plans may lead to an increase in our stock overhang and potential dilution. We believe that our 2007 Incentive Compensation Plan will be integral to our ability to achieve superior performance by attracting, retaining and motivating the employee talent important to attaining long-term improved company performance and shareholder returns.

Shares Available for Awards

The total number of shares of our common stock that will be subject to awards under the plan is equal to 3,900,000 shares, plus the number of shares with respect to which awards previously granted under the plan terminate without being exercised, and the number of shares that are surrendered in payment of any awards or any tax withholding requirements. Awards that are granted to replace awards assumed pursuant to the acquisition of a business are not subject to this limit. There are 3,900,000 shares reserved for issuance under the plan, in addition to the options to purchase 3,880,000 shares that were assumed by us as part of the merger.

Limitations on Awards

No more than 2,000,000 shares of stock may be granted to an individual during any fiscal year under the plan. The maximum amount that may be earned by any one participant for any fiscal year is $10,000,000 and the maximum amount that may be earned by any one participant for a performance period is $10,000,000.

Eligibility

Our employees, officers, directors and consultants are eligible for awards under the plan. However, incentive stock options may be granted only to our employees.

Plan Administrator

Our board of directors administers the plan, and has delegated authority to make grants under the plan to the compensation committee, whose members are “non-employee directors” as defined by Rule 16b-3 of the Exchange Act, “outside directors” for purposes of Section 162(m), and “independent” as defined by the rules and regulations promulgated by the NASD and SEC, The board and committee, referred to collectively as the administrator, determine the type, number, terms and conditions of awards granted under the plan.

Stock Options and Stock Appreciation Rights

The administrator may grant stock options, both incentive stock options, or ISOs, and non-qualified stock options, or NS0s. In addition, the administrator may grant stock appreciation rights, or SARs, which entitle the participant to receive the appreciation in our common stock between the grant date and the exercise date. These may include “limited” SARs exercisable for a period of time after a change in control or other event. The exercise price per share and the grant price are determined by the administrator, but must not be less than the fair market value of a share of our common stock on the grant date. The terms and conditions of options and SARs generally are fixed by the administrator, except that no stock option or SAR may have a term exceeding ten years. Stock options may be exercised by payment of the exercise price in cash, shares that have been held for at least six months, outstanding awards or other property having a fair market value equal to the exercise price.

Restricted and Deferred Stock

The administrator may grant restricted stock, which is a grant of shares of our common stock that may not be sold or disposed of, and may be forfeited if the recipient’s service ends before the restricted period. Restricted stockholders generally have all of the rights of a shareholder.

The administrator may grant deferred stock, which confers the right to receive shares of our common stock at the end of a specified deferral period, that may be forfeited if the recipient’s service ends before the restricted period. Prior to settlement, an award of deferred stock generally carries no rights associated with share ownership.

Dividend Equivalents

The administrator may grant dividend equivalents conferring the right to receive awards equal in value to dividends paid on a specific number of shares of our common stock. These may be granted alone or in connection with another award, subject to terms and conditions specified by the administrator.

Bonus Stock and Awards

The administrator may grant shares of our common stock free of restrictions as a bonus or in lieu of other obligations, subject to such terms as the administrator may specify.

Other Stock-Based Awards

The administrator may grant awards under the plan that are based on or related to shares of our common stock. These might include convertible or exchangeable debt securities, rights convertible into common stock, purchase rights, payment contingent upon our performance or other factors. The administrator determines the terms and conditions of such awards.

Performance Awards

The right to exercise or receive a grant or settlement of an award may be subject to performance goals and subjective individual goals specified by the administrator. In addition, performance awards may be granted upon achievement of pre-established performance goals and subjective individual goals during a fiscal year. Performance awards to our chief executive officer and four highest compensated officers, or covered employees, should qualify as deductible performance based compensation under Internal Revenue Code section 162(m). The administrator will determine the grant amount, terms and conditions for performance awards.

One or more of the following business criteria will be used by our Compensation Committee in establishing performance goals for performance awards and annual incentive awards to covered employees: (1) total shareholder return; (2) such total shareholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Russell 2000 Small Cap Index and Russell Healthcare Index; (3) net income; (4) pretax earnings; (5) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (6) earnings per share; (7) operating earnings; and (8) ratio of debt to shareholders’ equity.

After the end of each performance period, the administrator (which will be the Compensation Committee for awards intended to qualify as performance based for purposes of section 162(m)) will determine the amount of any pools, the maximum amount of potential performance awards payable to each participant, and the amount of any other potential performance awards payable to participants in the plan.

Acceleration of Vesting; Change in Control

The administrator may accelerate vesting or other restrictions of any award, including if we undergo a change in control as defined in the plan. In addition, performance goals relating to any performance-based award may be deemed met upon a change in control. Stock options and limited stock appreciation rights may be cashed out based on a defined “change in control price.”

In the event of a “corporate transaction” (as defined in the plan), the acquiror may assume or substitute for each outstanding stock option.

Amendment and Termination

Our board of directors may amend, alter, suspend, discontinue or terminate the plan or the administrator’s authority to grant awards without further shareholder approval, except shareholder approval must be obtained for any amendment or alteration required by law, regulation or applicable exchange rules. Unless earlier terminated by our board of directors, the plan will terminate ten years after its adoption, or when no shares of our common stock remain available for issuance under the plan and we have no further rights or obligations with respect to outstanding awards under the plan. Amendments to any award that have a material adverse effect on a participant require their consent.

Federal Income Tax Consequences

The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult their tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The plan is not qualified under the provisions of section 401(a) of the Internal Revenue Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

Non-qualified Stock Options

Generally, there is no taxation upon the grant of a nonqualified stock option. On exercise, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionee is our employee or an employee of an affiliate, that income will be subject to withholding tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionee.

Incentive Stock Options

The plan provides for the grant of options that qualify as incentive stock options, or ISOs, as defined in Internal Revenue Code section 422. An optionee generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the optionee holds a share received on exercise of an ISO for a required holding period of at least two years from the date the option was granted and at least one year from the date the option was exercised, the difference between the amount realized on disposition and the holder’s tax basis will be long-term capital gain.

If an optionee disposes of a share acquired on exercise of an ISO before the end of the required holding period, the optionee generally will recognize ordinary income equal to the excess of the fair market value of the share on the date the ISO was exercised over the exercise price. If the sales proceeds are less than the fair market value, the amount of ordinary income recognized will not exceed the gain realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share, the excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, or AMT, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price generally will be an adjustment included in the optionee’s AMT income. If there is a disqualifying disposition of the share in the year in which the option is exercised, there will be no adjustment for AMT purposes with respect to that share. If there is a disqualifying disposition in a later year, no income is included in the optionee’s AMT income for that year. The tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for AMT purposes.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements.

Stock Awards

Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received, equal to the excess of the fair market value over any amount paid for the stock. If the stock is not vested when received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock over any amount paid for the stock. A recipient may file an election with the Internal Revenue Service within 30 days of receipt of the stock, to recognize ordinary compensation income as of the date the recipient receives the award, equal to the excess of the fair market value over any amount paid for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for the shares plus any ordinary income recognized when the stock is received or becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

The administrator may grant stock appreciation rights, or SARs, separate or stand-alone of any other awards, or in tandem with options.

With respect to stand-alone SARs, if the recipient receives the appreciation inherent in the SARs in cash, it will be taxable as ordinary compensation income when received. If the recipient receives the appreciation in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid for the stock.

With respect to tandem stock appreciation rights, if the recipient elects to surrender the underlying option in exchange for cash or shares of stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option.

Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of our tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the SAR.

Dividend Equivalents

Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income equal to the fair market value of the award when it is received. Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of our tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinal), income realized by the recipient of the dividend equivalent.

Section 162 Limitations

Internal Revenue Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to our chief executive officer and four highest compensated officers, to the extent that compensation exceeds $1 million. It is possible that compensation attributable to stock awards, when combined with all other types of compensation received by a covered employee may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified performance based compensation, are disregarded for purposes of the Section 162(m) deduction limitation. Compensation attributable to some stock awards will qualify as performance-based compensation if granted by a committee of the board of directors comprised solely of “outside directors” only upon the achievement of an objective performance goal established in writing by the committee while the outcome is substantially uncertain, and the material terms of the plan under which the award is granted is approved by stockholders.

A stock option or stock appreciation right may be considered performance based compensation if the plan contains a per-employee limitation on the number of shares for which stock options and stock appreciation rights may be granted during a specified period, the material terms of the plan are approved by the stockholders, and the exercise price of the option or right is no less than the fair market value of the stock on the date of grant.

Vote Required for Ratification of the 2007 Incentive Compensation Plan

Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting of stockholders, at which a quorum representing a majority of all outstanding shares of our common stock is present and voting, either in person or by proxy. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum. Abstentions will have the effect of a negative vote. Broker non-votes will not be counted for purposes of the vote.

Recommendation of the board

The board of directors unanimously recommends that you vote “FOR” ratification of the 2007 Incentive Compensation Plan.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of KBA Group, LLP served as our independent registered public accounting firm for the 2006 fiscal year, but was replaced by the firm of BDO Siedman LLP as of the effective date of the merger. BDO Seidman served as the registered public accounting firm for pre-merger Xcorporeal. BDO Siedman will continue to serve as our independent registered public accounting firm for the remainder of the 2007 fiscal year unless the audit committee deems it advisable to make a substitution. We anticipate that representatives of BDO Seidman will attend the annual meeting, and will be available to respond to appropriate questions.

Audit Fees

Fees for audit services provided by KBA Group total approximately $41,000 for 2006 and approximately $36,000 for 2005, including fees associated with the annual audit and the reviews of our quarterly reports on Form 10-QSB.
Audit Related Fees

KBA Group did not bill us any audit related fees during 2006 or 2005.
Tax Fees

KBA Group did not bill us any tax fees during 2006 or 2005.

All Other Fees

KBA Group did not bill us any other fees during 2006 or 2005.

Audit committee’s pre-approval policies and procedures

The audit committee of the board of directors approves the scope of services and fees of the outside accountants on an annual basis, generally prior to the beginning of the services. The audit committee of the board of directors reviewed and approved 100% of the fees for the services above.

2006 ANNUAL REPORT ON FORM 10-KSB

We will mail with this proxy statement a copy of our annual report on Form 10-KSB to each stockholder of record as of November 9, 2007. If a stockholder requires an additional copy of our annual report, we will provide one, without charge, on the written request of any such stockholder addressed to us at 11150 Santa Monica Blvd., Suite 340, Los Angeles, California 90025, Attn: Investor Relations.

AUDIT COMMITEE REPORT

The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Prior to effectiveness of the merger, the audit committee of the board of directors approved the scope of services and fees of the outside accountants on an annual basis, generally prior to the beginning of the services. Prior to the effectiveness of the merger, the audit committee consisted of Mr. Chris A. Economou and Mr. Mark Rogers. The audit committee reviewed and approved 100% of the fees for the services above.

In fulfilling its responsibilities, the audit committee met with management and KBA Group LLP, including sessions at which management was not present, and reviewed and discussed the unaudited financial statements contained in our quarterly reports on Form 10-Q for each of the quarters ended in 2006, and the audited financial statements contained in the 2006 Annual Report on Form 10-K, prior to their filing with the Securities and Exchange Commission. The audit committee discussed with KBA Group the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as currently in effect, including the independent registered public accounting firm’s overall evaluations of the quality, not just the acceptability, of our accounting principles, the critical accounting policies and practices used in the preparation of the financial statements, the reasonableness of significant judgments, and such other matters as are required to be discussed with the committee under generally accepted auditing standards. The audit committee also received the written disclosures and the letter from KBA Group required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees, and reviewed with KBA Group its independence.

Based on the review and discussions with management and the independent accountants, and subject to the limitations on its role and responsibilities described above and in its Charter, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2006 that was filed with the SEC.

Submitted by the audit committee:

Chris A. Economou
Mark Rogers

Dated: April 1, 2007

Upon effectiveness of the merger and the appointment of the new directors, the board of directors appointed Mr. Wolf, Mr. Cummins and Mr. Lewin as members of the audit committee. KBA Group resigned and the audit committee appointed BDO Seidman, LLP, to serve as the independent registered public accounting firm for us. BDO Seidman LLP had served as the accountants of pre-merger Xcorporeal, Inc. prior to the effectiveness of the merger.

Management, not the audit committee, is responsible for the preparation, presentation, accuracy and integrity of our financial statements, establishing, maintaining and evaluating the effectiveness of internal controls and disclosure controls and procedures; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect internal control over financial reporting. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements, expressing an opinion as to their conformity with U.S. generally accepted accounting principles and reporting on management’s assessment of the effectiveness of our internal controls over financial reporting. The audit committee’s responsibility is to oversee these processes. Members of the committee rely on the information provided to them and on the representations made by management and the independent registered public accounting firm.

OTHER BUSINESS

We know of no other business to be brought before the annual meeting. If, however, any other business should properly come before the annual meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Stockholders interested in presenting a proposal for consideration at our 2008 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. We currently anticipate our 2008 Annual Meeting of Shareholders to be held June 27, 2008. To be eligible for inclusion in our proxy statement and form of proxy relating to the meeting, stockholder proposals must be received in writing by our corporate Secretary, Xcorporeal, Inc., 11150 Santa Monica Blvd., Suite 340, Los Angeles, California 90025, no later than February 27, 2008.

If the date of next year’s annual meeting is changed by more than 30 days, then any proposal must be received not later than ten days after the new date is disclosed in order to be included in our proxy materials.

In order for a stockholder proposal not intended to be subject to Rule 14a-8 (and thus not subject to inclusion in our proxy statement) to be considered “timely” within the meaning of Rule 14a-4 under the Securities Exchange Act of 1934, as amended, notice of any such stockholder proposals must be given to us in writing not less than 45 days prior to the date on which we first mailed our proxy materials for the 2007 meeting, which is set forth on page 1 of this proxy statement (or within a reasonable time prior to the date on which we mail our proxy materials for the 2008 annual meeting if the date of that meeting is changed more than 30 days from the prior year).

A stockholder’s notice to us must set forth for each matter proposed to be brought before the annual meeting (a) a brief description of the matter the stockholder proposes to bring before the meeting and the reasons for conducting such business at the meeting, (b) the name and recent address of the stockholder proposing such business, (c) the class and number of shares of our stock which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.

If a stockholder proposal is received after February 27, 2008, we may vote in our discretion as to the proposal all of the shares for which we have received proxies for the meeting.

Terren S. Peizer
Executive Chairman of the Board

Los Angeles, California
November 13, 2007

XCORPOREAL, INC.
2007 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of XCORPOREAL, INC., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated November 13, 2007, and hereby appoints Terren S. Peizer and Robert Weinstein, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2007 Annual Meeting of Stockholders of the Company, to be held on Monday, November 26, 2007, at 2:00 p.m., local time, at The Water Garden, 1620 26th Street, Sixth Floor, North Tower, Santa Monica, California, and at any adjournment or adjournments thereof, and to vote all shares of the Company’s common stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of directors, FOR ratification of the 2007 Incentive Compensation Plan, and as said proxies deem advisable on such other matters as may come before the meeting.

A majority of such proxies or substitutes as shall be present and shall act at the meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.

(Continued and to be signed and dated on the other side.)

XCORPOREAL, INC.

Sign, Date, and Return the Proxy Card Promptly Using the Enclosed Envelope.

☐ Votes must be indicated (x) in Black or Blue ink.
1. ELECTION OF DIRECTORS:	☐ FOR all nominees listed below.	☐ WITHHOLD AUTHORITY to vote for all nominees listed below.	☐ *EXCEPTIONS

Nominees:	Terren S. Peizer, Victor Gura, M.D., Marc G. Cummins, Daniel S. Goldberger, Kelly J. McCrann, and Jay A. Wolf

Proxy Card Rider

2	RATIFICATION OF 2007 INCENTIVE COMPENSATION PLAN	☐ FOR ratification of 2007 Incentive Compensation Plan	☐ AGAINST ratification of 2007 Incentive Compensation Plan

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

* Exceptions

and upon such matters which may properly come before the meeting or any adjournment or adjournments thereof.

To change your address, please mark this box. ☐

To include any comments, please mark this box. ☐

(This Proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.)

Date

Share Owner sign here

Co-Owner sign here